                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is made and entered into as of this 19th day of September, 2005, by and among Chevron Environmental Management Company, Chevron Environmental Services Company, and Texaco Inc. (collectively, "Plaintiffs"), on the one hand, and Castle Energy Corporation ("Castle"), Indian Refining I Limited Partnership (f/k/a Indian Refining Limited Partnership), Indian Refining & Marketing I, Inc., (f/k/a Indian Refining & Marketing, Inc.), and William S. Sudhaus, on the other hand (collectively "Defendants").

         WHEREAS, on or about August 13, 2002, Plaintiffs filed their Complaint against Defendants in the United States District Court for the Southern District of Illinois, Cause No. 02-4162 JPG, alleging that, based on a number of theories, Defendants were liable for costs associated with environmental contamination at the former Indian Refinery located in Lawrenceville, Illinois (the "Lawsuit"); and

         WHEREAS, Defendants have denied any and all liability for the damages alleged in Plaintiffs' Lawsuit; and

         WHEREAS, Plaintiffs and Defendants now desire to resolve amicably the disputes and disagreements among them relating to all of the allegations contained in the Lawsuit in order to avoid the expense and uncertainty of further litigation concerning such matters.

         NOW, THEREFORE, for good and valuable consideration, including the payments, covenants, and agreements contained herein, the sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Payment to Plaintiffs by Castle. Castle shall cause Plaintiffs to be paid the sum of Five Million Seven Hundred and Fifty Thousand Dollars ($5,750,000.00) which payment shall fully satisfy, discharge, and resolve all disputes and matters arising from, related to, connected with, or which could have been brought in the Lawsuit. Payment shall be made by wire (to a wire transfer address to be provided by Plaintiffs) within fifteen (15) days of the entry of this Agreement and dismissal of the Lawsuit with prejudice.

         2.A. Indemnification of Defendants by Texaco Inc. Texaco Inc. ("Texaco"), on behalf of Plaintiffs, agrees to defend, hold harmless, and indemnify Defendants, their current and former affiliates and any of their respective officers, employees, directors, general and limited partners, and agents, from and against any and all third party (which shall also include Pioneer Asphalt Company, Witco Corporation and Chemtura) suits, actions, claims, losses, liabilities, damages, fines, penalties, costs, expenses, and attorneys' fees arising out of or related to (1) any of the real or personal property in Illinois or Indiana that were at any time owned, operated, leased or otherwise used by Indian Refining Company, Indian Refining I Limited Partnership, or Indian Refining & Marketing I, Inc.; and (2) any environmental pollution or releases of petroleum or hazardous substances on, under or from such properties, or from the business and/or operations of Indian Refining Company, Indian Refining I Limited Partnership, or Indian Refining & Marketing I, Inc., conducted thereon; provided that, with respect to the Lawsuit, each party shall bear its own litigation costs and attorneys' fees in this case. This agreement to defend, hold harmless, and indemnify shall include, but shall not be limited to, claims for environmental response costs, contribution claims, natural resource damages, or third-party claims for property damages and/or personal injury, but does not include tax or civil fraud claims.

         2.B. Defendants' Notification of Claims. Defendants shall promptly notify Texaco of any claim for which indemnification is sought and Texaco's obligation to indemnify shall be subject to receiving prompt notice of an indemnity claim except that any alleged delay in notice shall not limit Texaco's indemnity obligation unless it establishes that it was prejudiced by the delay.

         2.C. Defendants' Duty To Cooperate. Each Defendant shall cooperate with Texaco in the defense of any claim to which this indemnity applies.

         2.D. Texaco To Control Defense and Settlement. Texaco shall have the unilateral right to control the defense of any indemnity claim and shall have the unilateral right to settle any claim to which this indemnity applies.

         2.E. Defendants' Representation. Each Defendant represents that they know of no environmental, personal injury, property damage or any other lawsuit for which the Defendants seek indemnity that has been filed against and served on any of them prior to their execution of this Agreement (except this Lawsuit) related to any real or personal property in Illinois or Indiana owned, operated or leased by Indian Refining Company or Indian Refining I Limited Partnership.

         3. Mutual Release of Claims By Plaintiffs And Defendants. Plaintiffs and Defendants agree to release each other, their current and former affiliates and any of their respective officers, employees, directors, general and limited partners, and agents, from and against any and all suits, actions, claims, losses, liabilities, damages, fines, penalties, costs, expenses, and attorneys' fees arising out of or related to: (1) the Lawsuit; (2) any of the real or personal property in Illinois or Indiana that were at any time owned, operated, leased or otherwise used by Indian Refining Company, Indian Refining I Limited Partnership, or Indian Refining & Marketing I, Inc.; and (3) any environmental pollution or releases of petroleum or hazardous substances on, under or from such properties, or from the business and/or operations of Indian Refining Company, Indian Refining I Limited Partnership, or Indian Refining & Marketing I, Inc., conducted thereon; provided that, with respect to item (1), each party shall bear its own litigation costs and attorneys' fees in this case. This agreement to release shall include, but shall not be limited to, claims for environmental response costs, contribution claims, natural resource damages, or third-party claims for property damages and/or personal injury.

         4. Obligations to Survive. The mutual releases expressed herein shall not include any obligations created hereunder.

         5. Confidentiality. The parties hereto and their respective counsel shall maintain the confidentiality of the terms of this Agreement until publicly disclosed by Castle Energy Corporation.

         6. Binding. The terms and provisions of this Agreement will be binding upon, and inure to the benefit of, all the parties hereto and their respective representatives, successors, and assigns.

         7. Complete Agreement. The parties hereto stipulate and agree that the terms and conditions set forth in this Agreement constitute the entire agreement among the parties, and the parties further agree that this Agreement cannot be altered in any respect whatsoever absent the written consent of all parties hereto. Further, the parties stipulate that this Agreement supersedes any written or oral understanding, promise, or agreement directly or indirectly related to it, which is not referred to and incorporated herein.

         8. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument. This Agreement may also be executed via facsimile signature(s) which facsimiles shall constitute the original Agreement.

         9. Consultation with Attorney. All parties acknowledge that they have consulted with their attorneys concerning the terms of this Agreement, in that such consultation occurred before the execution of this Agreement. The parties further agree that this Agreement is the joint work product of all parties hereto and, in the event of any ambiguity herein, no inference shall be drawn against a party by reason of document preparation.

         10. No Admission of Liability. Neither the execution of this Agreement, nor the compliance with its terms, shall constitute or be construed as an admission of fault or liability on behalf of any party to this Agreement, which fault and/or liability is expressly denied.

         11. Severability. If any part of this Agreement is found to be unenforceable, the remainder of this Agreement shall have full force and effect.

         12. Dismissal With Prejudice. Within five (5) days of the execution by all parties of this Agreement, Plaintiffs hereby agree to file with the United States District Court for the Southern District of Illinois their Dismissal With Prejudice of the Lawsuit as to each of the Defendants herein, each party to bear its own costs and attorneys' fees, and deliver via U.S. Mail, a file-stamped copy of the pleading to counsel for Defendants.

         13. No Third Party Rights. This Agreement is not for the benefit of any third party other than the identified indemnified parties and shall not create any other third party beneficiary rights.

         14. Notices. Notices under this agreement shall be sent to:

                  Eve Wilkerson-Barron, Sr. Counsel
                  Law Department
                  Environmental Practice Group
                  Chevron U.S.A. Inc.
                  1500 Louisiana, 36th Floor
                  Houston, TX  77002
                  Fax:  832-854-6496



                  William Liedtke, General Counsel       William S. Sudhaus
                  Castle Energy Corp.                    c/o Raymond T. Reott
                  357 South Gulph Road                   Reott Law Offices, LLC
                  Suite 260                              35 East Wacker Drive
                  King of Prussia, PA  19406             Suite 650
                  Fax:  610-992-9922                     Chicago, IL  60611
                                                         Fax:  312-782-4519

         15. Effective Date. This Agreement shall become effective on the date of execution by all parties.

   THE FOREGOING AGREEMENT HAS BEEN READ AND FULLY UNDERSTOOD BEFORE SIGNING.

         IN WITNESS WHEREOF, the undersigned have set their hand as of the date and year first written above, having read and fully understanding the above provisions.


CHEVRON ENVIRONMENTAL                       CHEVRON ENVIRONMENTAL
MANAGEMENT COMPANY                          SERVICES COMPANY


/s/FRANK G. SOLER                           /s/FRANK G. SOLER
-----------------------------               -----------------------------
Name:    Frank G. Soler                     Name:    Frank G. Soler
-----------------------------               -----------------------------
Date:    September 19, 2005                 Date:    September 19, 2005
-----------------------------               -----------------------------
Title:   Assistant Secretary                Title:   Assistant Secretary
-----------------------------               -----------------------------


TEXACO INC.


/s/FRANK G. SOLER
-----------------------------
Name:    Frank G. Soler
-----------------------------
Date:    September 19, 2005
-----------------------------
Title:   Secretary
-----------------------------


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




INDIAN REFINING I LIMITED            INDIAN REFINING & MARKETING
PARTNERSHIP                          I, INC.


/s/DAVID S. DRAEGER                  /s/DAVID S. DRAEGER
----------------------------------   -----------------------------------------
Name:    David S. Draeger            Name:    David S. Draeger
----------------------------------   -----------------------------------------
Date:    September 7, 2005           Date:    September 7, 2005
----------------------------------   -----------------------------------------
Title:   President                            Title:   President
----------------------------------   -----------------------------------------


WILLIAM S. SUDHAUS                   CASTLE ENERGY CORPORATION


/s/WILLIAM S. SUDHAUS                /s/WILLIAM C. LIEDTKE, III
-----------------------------------  -------------------------------------------
Name:    William S. Sudhaus          Name:    William C. Liedtke, III
-----------------------------------  -------------------------------------------
Date:    September 14, 2005          Date:    September 7, 2005
-----------------------------------  -------------------------------------------
Title:                               Title:   Vice President and General Counsel
-----------------------------------  -------------------------------------------



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